Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason ETF Investment Trust of our report dated January 17, 2018, relating to the financial statements and financial highlights, which appears in ClearBridge Dividend Strategy ESG ETF’s Annual Report on Form N-CSR for the year ended November 30, 2017. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 19, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason ETF Investment Trust of our report dated January 17, 2018, relating to the financial statements and financial highlights, which appears in ClearBridge Large Cap Growth ESG ETF’s Annual Report on Form N-CSR for the year ended November 30, 2017. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 19, 2018

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